UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 3, 2013

LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 3, 2013, LodgeNet Interactive Corporation (the “Company”), received a Staff Determination Letter from the Listing Qualifications Department of The NASDAQ Stock Market (the “Staff”), notifying the Company that the Company’s securities will be subject to delisting from The Nasdaq Stock Market.  Unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on January 14, 2013, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.  The Company does not intend to request an appeal.

On December 31, 2012, the Company disclosed that it has entered into a $60 million investment agreement with Colony Capital, LLC and its affiliate, and certain other investors, to effect a recapitalization of the Company that will be implemented through an expedited Chapter 11 bankruptcy process (the “Planned Bankruptcy Filing”).  Pursuant to the Planned Bankruptcy Filing, as previously disclosed, holders of the Company’s outstanding shares of common stock and Series B Preferred Stock will have their shares cancelled without receiving any distribution.

The Staff’s determination to delist the Company’s securities from The Nasdaq Stock Market, in accordance with the Staff’s authority under Listing Rules 5101 and IM-5101-1, was based on the Planned Bankruptcy Filing and associated public interest concerns raised by it.  The Staff’s letter also cited concerns regarding the residual equity interest of the existing listed securities holders, as well as concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market, as reasons for the delisting determination.

As previously disclosed, on August 31, 2012, the Staff notified the Company that the bid price of its common stock had closed below $1 per share for 30 consecutive trading days, and accordingly, that the Company did not comply with Listing Rule 5450(a)(1).  Also, as previously disclosed, on September 21, 2012, the Staff notified the Company that for the 30 consecutive days prior thereto it no longer met the market value of publicly held shares requirement of $15 million as required by Listing Rule 5450(b)(3)(C).  The Company has not regained compliance with either rule.

On January 8, 2013, the Company issued a press release announcing receipt of the delisting notice.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated January 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2013	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer